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                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Wells Fargo Variable Trust:

We consent to the use of our report dated February 2, 2000 for Asset Allocation Fund, Corporate Bond Fund, Equity Income Fund, Equity Value Fund, Growth Fund, Large Company Growth Fund, Money Market Fund and Small Cap Growth Fund (portfolios of Wells Fargo Variable Trust) incorporated by reference herein.

We also consent to the references to our Firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


/s/ KPMG LLP

KPMG LLP
San Francisco, California
April 28, 2000